UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2010 (July 28, 2010)

Chesapeake Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34831	80-0534394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

777 NW Grand Boulevard

Oklahoma City, Oklahoma 73118

(Address of principal executive office) (Zip Code)

(405) 935-1500

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into Material Definitive Agreement.

Underwriting Agreement

On July 28, 2010, Chesapeake Midstream Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Chesapeake Midstream GP, L.L.C. (the “General Partner”), Chesapeake Midstream Ventures, L.L.C. (“Midstream Ventures”), Chesapeake MLP Operating, L.L.C. (“MLP Operating,” and together with the Partnership, the General Partner and Midstream Ventures, the “Partnership Parties”) and UBS Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Wells Fargo Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 21,250,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $21.00 per Common Unit ($19.74 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an over-allotment option for a period of 30 days (the “Option”) to purchase up to an additional 3,187,500 Common Units (the “Additional Units”) to cover over-allotments, if any, on the same terms. The material terms of the Offering are described in the prospectus, dated July 28, 2010 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on July 30, 2010 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-164905), initially filed by the Partnership on February 16, 2010.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on August 3, 2010. The Partnership will receive proceeds (net of underwriting discounts and commissions but before deducting offering expenses and structuring fees) from the Offering of approximately $419.5 million. As described in the Prospectus, the Partnership will use the net proceeds from the Offering, after repayment of the borrowings currently outstanding under its revolving credit facility and payment of fees of $5.5 million in connection with the amendment of such revolving credit facility, to fund expansion capital expenditures. The Partnership will distribute the net proceeds of any sale of the Additional Units to Global Infrastructure Partners—A, L.P. and affiliated funds managed by Global Infrastructure Management, LLC, and their respective subsidiaries and affiliates, through which such funds hold their interests in the Partnership and the General Partner (collectively, “GIP”).

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters have in the past provided and may from time to time in the future provide commercial banking, investment banking and advisory services in the ordinary course of their business for the Partnership, Chesapeake Energy Corporation (“Chesapeake”), GIP and their respective affiliates for which they have received and in the future will be entitled to receive, customary fees and reimbursement of expenses. Affiliates of UBS Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Wells Fargo Securities, LLC, BBVA Securities Inc., BMO Capital Markets Corp., Deutsche Bank Securities Inc., Raymond James & Associates, Inc., RBS Securities Inc., Scotia Capital (USA) Inc., Comerica Securities, Inc., Credit Agricole Securities (USA) Inc., ING Financial Markets LLC, Piper Jaffray & Co., RBC Capital Markets Corporation and TD Securities (USA) LLC are lenders under the Partnership’s amended revolving credit facility and, in that respect, will receive a portion of the net proceeds from the Offering. Affiliates of Citigroup Global Markets Inc. and RBS Securities Inc. are lenders under GIP’s credit facility. Affiliates of Barclays Capital Inc., BNP Paribas Securities Corp., SunTrust Robinson Humphrey, Inc., Morgan Stanley & Co. Incorporated, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Scotia Capital (USA) Inc., RBS Securities Inc., Wells Fargo Securities, LLC, Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., TD Securities (USA) LLC, Mitsubishi UFJ Securities (USA), Inc., BBVA Securities Inc., Comerica Securities, Inc., Piper Jaffray & Co. and RBC Capital Markets Corporation are lenders under Chesapeake’s revolving credit facility. In connection with providing financial advisory services to Chesapeake in connection with the formation of the joint venture between Chesapeake and GIP, UBS Securities LLC received a right of first refusal with respect to participation in the Offering. The Partnership has agreed to pay a structuring fee equal to an aggregate of 0.75% of the gross proceeds from the Offering to Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated for the evaluation, analysis and structuring of the Partnership.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution Agreement

The description of the Contribution Agreement provided below under Item 2.01 (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

Contribution Agreement

On July 28, 2010, in connection with the Offering, the Partnership entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”), with the General Partner, Chesapeake Midstream Holdings, L.L.C. (“Midstream Holdings”), GIP-A Holding (CHK), L.P. (“GIP-A”), GIP-B Holding (CHK), L.P. (“GIP-B”), GIP-C Holding (CHK), L.P. (“GIP-C”), Midstream Ventures and MLP Operating , providing for the following transactions, among others, to occur at or prior to closing of the Offering:

•	Midstream Holdings, GIP-A, GIP-B and GIP-C will contribute to Midstream Ventures a portion of their membership interests in MLP Operating;

•	Midstream Ventures will contribute to the General Partner its membership interest in MLP Operating as a capital contribution;

•

The General Partner will contribute to the Partnership its membership interest in MLP Operating in exchange for a (i) continuation of its 2% general partner interest in the Partnership and (ii) all of the equity interests in the Partnership classified as Incentive Distribution Rights;

•

Midstream Holdings will contribute to the Partnership its remaining interest in MLP Operating in exchange for (i) 23,913,061 Common Units and (ii) 34,538,061 subordinated units representing limited partner interests in the Partnership (“Subordinated Units”); and

•

GIP-A, GIP-B and GIP-C will contribute to the Partnership their remaining interests in MLP Operating in exchange for (i) 20,725,561 Common Units, (ii) 34,538,061 Subordinated Units and (iii) the right to receive the Deferred Issuance and Distribution as defined in the Contribution Agreement.

These transfers and distributions are to be made in a series of steps outlined in the Contribution Agreement.

Each of the Partnership, the General Partner, Midstream Holdings, Midstream Ventures and MLP Operating are direct or indirect subsidiaries of Chesapeake. As a result, certain individuals, including officers and directors of Chesapeake and officers and directors of the General Partner, serve as officers and/or directors of more than one of such entities. The General Partner holds a 2.0% general partner interest in the Partnership and, after giving effect to the exercise of the Option in full by the Underwriters, Chesapeake and GIP will own an approximate 80.7% limited partner interest in the Partnership.

The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

ITEM 7.01.	Regulation FD Disclosure.

On July 28, 2010, the Partnership issued a press release announcing that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated July 28, 2010, by and among Chesapeake Midstream Partners, L.P., Chesapeake Midstream GP, L.L.C., Chesapeake Midstream Ventures, L.L.C., Chesapeake MLP Operating, L.L.C and the Underwriters named therein.

10.1	Contribution, Conveyance and Assumption Agreement by and among Chesapeake Midstream Partners, L.P., Chesapeake Midstream GP, L.L.C., Chesapeake Midstream Holdings, L.L.C., GIP-A Holding (CHK), L.P., GIP-B Holding (CHK), L.P., GIP-C Holding (CHK), L.P., Chesapeake Midstream Ventures, L.L.C. and Chesapeake MLP Operating, L.L.C., dated as of July 28, 2010.

99.1	Press Release dated July 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

	By:	Chesapeake Midstream GP, L.L.C.,
its general partner
Dated: July 30, 2010
	By:	/s/ David C. Shiels
Name: David C. Shiels
Title: Chief Financial Officer

EXHIBIT INDEX

1.1	Underwriting Agreement, dated July 28, 2010, by and among Chesapeake Midstream Partners, L.P., Chesapeake Midstream GP, L.L.C., Chesapeake Midstream Ventures, L.L.C., Chesapeake MLP Operating, L.L.C and the Underwriters named therein.

10.1	Contribution, Conveyance and Assumption Agreement by and among Chesapeake Midstream Partners, L.P., Chesapeake Midstream GP, L.L.C., Chesapeake Midstream Holdings, L.L.C., GIP-A Holding (CHK), L.P., GIP-B Holding (CHK), L.P., GIP-C Holding (CHK), L.P., Chesapeake Midstream Ventures, L.L.C. and Chesapeake MLP Operating, L.L.C., dated as of July 28, 2010.

99.1	Press Release dated July 28, 2010